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                                                                    Exhibit 3.71

                        CERTIFICATE OF INCORPORATION OF

                          JACK LA LANNE HOLDING CORP.

               under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

     (1) The name of the proposed corporation is JACK LA LANNE HOLDING CORP.

     (2) The purpose or purposes for which this corporation is formed, are as follows, to wit:

          To establish, manage, lease and otherwise carry on the business of operating health clubs, gymnasiums, swimming pools, running tracks, tennis, racquet ball and squash facilities and establishments of every nature and description for health, sports, fitness and recreational purposes.

          To purchase, sell, manufacture and deal in materials, goods, wares and merchandise of any and every kind and to carry on any lawful trade or business, incident to or proper or useful in connection with such purchase, sale, manufacture and dealings and to carry on any kind of retail or wholesale business.

          To take, buy, purchase, exchange, hire, lease or otherwise acquire and dispose of real estate and real property, either improved or unimproved, and any interest or right therein, and to own, use, hold, control, maintain, manage and develop the same; to sell, manage, improve, develop, assign, transfer, convey, lease, sublease, pledge or otherwise alienate or dispose of, and to mortgage or otherwise encumber the lands, buildings, real property, chattels - real, and other property of the corporation, real and/or personal and wheresoever situate, and any and all legal and equitable rights therein.

          To do all and everything necessary and proper for the accomplishment of the objects herein enumerated, or necessary or incidental to the protection and benefit of the corporation, and in general to carry on any lawful business necessary to the attainment of the purposes of the corporation, whether such business is similar in nature to the objects and powers hereinabove set forth, or otherwise; but nothing hereinabove stated shall be construed to give this corporation any rights, power or privileges not permitted by the laws of the State of New York to corporations organized under the Business Corporation Law of the State of New York.





          The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.



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(3)  The office of the corporation is to be located in the City
                                            (city) (town) (incorporated village)

     of New York County of New York State of New York.

(4) The aggregate number of shares which the corporation shall have the authority to issue is

     200 shares of common stock, all of which shall be without par value.
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(5)  The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is

               c/o Miller & Seeger
                   60 E. 42nd Street
                   New York, N.Y. 10017

(6) The accounting period which the corporation intends to establish as its calendar or fiscal year for reporting the franchise tax shall end on September 30 1980


     The undersigned incorporator, or each of them if there are more than one, is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this 19th day of October 1979 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

       ISRAEL G. SEEGER                 /s/ Israel G. Seeger
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     Type name of incorporator                     Signature

       60 E. 42nd St., New York, N.Y. 10017
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             Address


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     Type name of incorporator                     Signature


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             Address


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     Type name of incorporator                     Signature


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             Address
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================================================================================

                          CERTIFICATE OF INCORPORATION

                                       of

                          JACK LA LANNE HOLDING CORP.

               under Section 402 of the Business Corporation Law

================================================================================

                                                       Filed By: MILLER & SEEGER


                                                  Office and Post Office Address
                                                                  60 E. 42nd St.
                                                            New York, N.Y. 10017